Exhibit 10.65

EXECUTIVE EMPLOYMENT AGREEMENT dated as of July 1, 1998, by and among ALLIANCE GAMING CORPORATION, 6601 South Bermuda Road, Las Vegas, Nevada 89119 (with its subsidiaries, "Alliance"); ALLIANCE AUTOMATEN GmbH & CO. KG, Maybachufer 48B51, 12045 Berlin, Germany (with its subsidiaries, "Automaten", and together with Alliance, the "Companies"); and HANS KLOSS, Kronprinzenstrasse 48, 13589 Berlin, Germany (the "Executive").

The parties agree as follows:

1. Employment. The Companies employ the Executive, and the Executive accepts employment by the Companies, on the terms and conditions set forth in this Agreement.

2. Term; Extension. The term of this Agreement shall begin on July 1, 1998, and, unless terminated earlier pursuant to this Agreement, shall expire on December 31, 2000. During the term of this Agreement the parties shall negotiate in good faith for an agreement for Executive to serve as a consultant to the Companies for two years or more beginning at the expiration of this Agreement, which agreement shall include restrictive covenants comparable to those contained in section 6 and such additional terms and conditions as the parties may in good faith agree.

3. Position and Duties. The Executive shall report to the president of Alliance. The Executive's duties and responsibilities shall be limited to: serving as fully authorized General Representative ("Generalbevollmachtigter") of Automaten; serving as international executive team member for Alliance and directing development in Europe, Australia, South Africa, and such other jurisdictions as the president of Alliance may designate from time to time; serving as new product development team member for Alliance subsidiary Bally Gaming, Inc. (including its Bally Systems division); assisting the managing directors of Automaten in political and industry relations and undertaking special assignments and such other duties as the managing directors may assign from time to time; and undertaking special assignments and such other duties as may be assigned from time to time by the president of Alliance. The Executive shall perform the duties contemplated by the foregoing and such other duties, consistent with his experience and abilities, as may be assigned to the Executive by the president of Alliance. The Executive shall use his best efforts to the business and affairs of and to further the interests of the Companies, and at all times conduct himself in a manner that reflects credit on the Companies, provided, however, that it is contemplated that the Executive shall not be required to devote more than one-half his normal working time to the business and affairs of the Companies. It is contemplated that the Executive shall render services under this Agreement from Berlin, Germany, to Automaten and KG only, but outside of Germany to Alliance as required; however, the parties acknowledge and agree that the Executive may be required to travel extensively in fulfilling his duties hereunder.

4.       Compensation.

(a) Salary. The Companies shall pay the Executive a base salary of DM954,600 a year in installments on the regularly recurring paydays in accordance with the Companies' practice, with a 4 percent increase at the end of each year of the Executive's employment under this Agreement.

(b) Bonuses. The Executive shall not be eligible to receive any cash or other bonuses from the Companies, except that the Executive shall be eligible to receive a cash bonus with respect to and after the close of the 1997/1998 business year in connection with the Executive's employment with Bally Wulff during that time, provided, that neither the Companies nor Bally Wulff shall be obligated to pay any bonus, and the payment, if any, and amount and timing of any such bonus shall be solely within the discretion of the Companies and may be based on any criteria the Companies deem relevant.

(c) Reimbursement of expenses. In accordance with established policies and procedures of the Companies as in effect from time to time, the Companies shall pay to or reimburse the Executive for all reasonable and actual out-of-pocket expenses including but not limited to travel, hotel, and similar expenses, incurred by the Executive from time to time in performing his obligations under this Agreement.

(d) Options. The Executive shall be eligible to receive options (the Options) to acquire shares of the publicly-traded common stock of Alliance, provided, however, that the Companies shall not be obligated to award any Options and the award, if any, and amount, timing, and terms of any such Options shall be solely within the discretion of the Companies and may be based on any criteria the Companies deem relevant.

(e) Vacation. The Executive shall be entitled to six weeks annual paid vacation time, prorated for any partial employment year. The Executive may accumulate and carry forward unused vacation days from year to year consistent with the Companies policy for senior executives as in effect from time to time. The Executive shall also be entitled to reasonable periods of sick leave with compensation and all paid holidays given by the Companies to their senior executive officers.

(f) Other benefits. The Executive shall be entitled to other employment benefits, including but not limited to the Companies existing life insurance, medical and hospitalization, disability, and retirement benefits, consistent with the benefits provided to other senior executives of the Companies.

(g) Car allowance. The Companies, at their expense, shall furnish the Executive with a company car (in or comparable to a car in the five-liter engine class) for business travel and personal use. Without diminishing the Executive's responsibility for taxes on other portions of his compensation under this Agreement, the Executive shall be responsible for any taxes associated with his receipt of this benefit.

(h) No Reduction. There shall be no material reduction or diminution of the benefits provided in this section during the term of this Agreement unless (i) the Executive consents, (ii) an equitable arrangement (embodied in a substitute or alternative benefit or plan) is made with respect to such benefit or plan, or (iii) the reduction is part of a program of across-the-board benefit reductions similarly affecting the senior executive officers of the Companies.

5. Termination. This Agreement cannot be terminated by either party before the expiration of this Agreement pursuant to section 2, except as follows:

(a) Disability. If the Executive, because of illness or incapacity, fails to discharge his duties under this Agreement for nine or more consecutive months or for noncontinuous periods aggregating to twenty-two weeks in any twelve-month period, the Companies may terminate this Agreement on thirty days notice, whereupon the obligations of the Companies and the rights of the Executive under this Agreement shall terminate, except that:

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(1)                        The Companies shall pay the  Executive's  salary on a
                           pro-rata basis for six months after the date of disability, offset by any benefits payable to the Executive under any disability insurance policy paid for by the Companies; and

(2) The Executive shall have the right, at the Executive's expense, to the assignment of any and all insurance policies or health protection plans in accordance with the terms and conditions of those plans.

(b) Death. In the event of the Executive's death, this Agreement shall terminate as of the date of his death, in which case the obligations of the Companies and the rights of the Executive under this Agreement shall terminate except that:

(1) The Companies shall continue to pay the Executive's salary for twelve months after the date of death, offset by any benefits payable to the Executive or the Executive's estate under any life insurance policy paid for by the Companies; and

(2) The Companies shall reimburse the Executive's estate for all expenses incurred and reimbursable under to section 4(c).

(c) Termination by either party with cause. Subject to the prerequisites of applicable law, either party may terminate this Agreement at any time without notice, with cause, including but not limited to, in the case of the Companies termination of this Agreement, the Executives insubordination, fraud, disloyalty, dishonesty, or willful misconduct, and, in the case of either party's termination of this Agreement, the other party's material breach of any provision of this Agreement. If either party terminates this Agreement for cause, the Companies obligations and the Executive's rights under this Agreement shall terminate, except that, if the Executive terminates this Agreement for cause, the Companies shall continue to pay the Executive's salary and furnish the benefits described in paragraph 4(f) for twelve months after the date of termination, offset by any compensation and benefits received by the Executive from other employment during that period. Any termination for cause shall not limit any other right or remedy the terminating party may have under this Agreement or otherwise.

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(d)           Termination  by  Companies   without  cause.   The  Companies  may
              terminate this Agreement at any time without cause (as defined in paragraph 5(c)), whereupon the Companies obligations and the Executive's rights under this Agreement shall terminate, except that the Companies shall continue to pay the Executive's salary and furnish the benefits described in paragraph 4(f) for twelve months after the date of termination, offset by any compensation and benefits received by the Executive from other employment during that period.

(1) Termination by Executive without cause. If the Executive resigns without cause (as defined in paragraph 5(c)), this Agreement shall terminate as of the date of his resignation, and the Companies obligations and the Executive's rights under this Agreement shall terminate.

(2) Survival of restrictive covenants. Notwithstanding the expiration or termination of this Agreement for any reason, the Executive's covenants in section 6 and his obligations under that section shall survive the termination of this Agreement as set forth in that section.

6. Restrictive covenants.

(a)      Covenant not to compete.

(1) During the term of this Agreement and for twelve months after its termination for any reason (other than its expiration at the end of its term pursuant to section 2, except as otherwise provided in paragraph 6(a)(2)), the Executive will not, directly or indirectly, whether as employee, owner, partner, agent, employee, officer, consultant, advisor, stockholder (except as the beneficial owner of not more than 5 percent of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for the Executive's own account or for the benefit of any person or entity, establish, engage, or be connected with any person or entity that is at the time engaged in a business then in competition with the business of the Companies (which, for purposes of this paragraph, shall include any of the Companies subsidiaries or affiliates) in any area where the Companies are doing business at the time of termination. The Companies and the Executive acknowledge and agree that the Companies market is unlimited geographically and that the scope and duration of the covenant in this paragraph are reasonable and fair; however, if a court of competent jurisdiction determines that this covenant is overbroad or unenforceable in any respect, the Companies and the Executive acknowledge and agree that the covenant shall be enforced to the greatest extent any such court deems appropriate, and such court may modify this covenant to that extent.

(2) At the expiration of this Agreement at the end of its term under section 2, until the parties enter into a consulting agreement as contemplated under section 2, the Companies may, in their sole and absolute discretion, continue to pay the Executive the base salary set forth in paragraph 4(a) and the other benefits set forth in paragraph 4(f), in which case, and for so long as the Companies continue to do so, the Executive shall be bound by the covenant set forth in paragraph 6(a)(1).

(3) Executive's ownership interest in the Beromat GmbH, Berlin, shall not be deemed a violation of paragraph 6(a)(1) as long as Beromat devotes its services exclusively to Automaten and its subsidiaries and other affiliates.

(4) Executive shall keep detailed records of the work he performs for Alliance and their subsidiaries, supported by time reports, travel and expense reports, diaries, and similar documentation showing the time, work, and expenses attributable to each company.

(b) Covenant not to solicit customers, employees, or consultants. Executive shall not, directly or indirectly, during the term of this Agreement and for twelve months after its expiration or termination for any reason, (i) solicit the trade or patronage of any of the customers or prospective customers of the Companies (which, for purposes of this paragraph, shall include any of the Companies subsidiaries or affiliates) or of anyone who has heretofore traded or dealt with the Companies, regardless of the location of such customers or prospective customers of the Companies with respect to any technologies, services, products, trade secrets, or other matters in which the Companies are active, or (ii) aid or endeavor to solicit or induce any other employee or consultant of the Companies to leave the Companies to accept employment of any kind with any other person or entity.

(c)      Confidential Information and Non-Disparagement.

(1) In accordance with NRS 600A.010 et seq. (the so-called Uniform Trade Secrets Act), the Executive shall hold in a fiduciary capacity for the benefit of the Companies and their stockholders all secret, confidential, and proprietary information, knowledge, and data relating to the Companies (and any of their subsidiaries or affiliates), obtained by the Executive during or by reason of the Executive=s employment by the Companies. During the term of this Agreement and after its expiration or termination for any reason, the Executive shall not, without the prior written consent of the Companies or except as may be required by law, communicate or divulge any such information, knowledge, or data to any person or entity other than the Companies (or as applicable their subsidiaries or affiliates) and those designated by them that would result in any misappropriation under and as defined in such Act, except that, while employed by the Companies, in furtherance of the business and for the benefit of the Companies, the Executive may provide confidential information as appropriate to attorneys, accountants, financial institutions, and other persons or entities engaged in business with the Companies from time to time. It shall not be a violation of this provision for the Executive to take Companies documents to his home in the course of and for the purpose of performing under this Agreement, provided that the Executive shall maintain and keep such documents confidential as required by this provision and shall promptly return all such documents to the Companies at their request or on the expiration or other termination of this Agreement.

(2) Each party agrees that, after the expiration or termination of this Agreement for any reason, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics, or business practices of the other (including, in the case of the Companies, their affiliates and subsidiaries), except, in each case, to the extent (but solely to the extent) necessary (i) in any judicial or arbitration action to enforce the provisions of this Agreement, or (ii) in connection with any judicial or administrative proceeding to the extent required by applicable law.

(d) Standstill. During the term of this Agreement and for twelve months after its expiration or termination for any reason, the Executive shall not, singly or with any other person, directly or indirectly:

(1) Propose, enter into, agree to enter into, or encourage any other person to propose, enter into, or agree to enter into (i) any form of business combination, acquisition, or other transaction relating to the Companies or any of their subsidiaries or affiliates, or (ii) any form of restructuring, recapitalization, or similar transaction with respect to the Companies or any of their subsidiaries or affiliates; or

(2) Acquire, or offer, propose, or agree to acquire, by tender offer, purchase, or otherwise, any voting securities of the Companies or of their subsidiaries or affiliates, except through the exercise of options or warrants beneficially owned as of the date of this Agreement; or

(3) Make or in any way participate in any solicitation of proxies or written consents with respect to voting securities of the Companies or any of their affiliates or subsidiaries (it being understood that the mere execution of a proxy or written consent for his own securities beneficially owned shall not be treated as constituting participation in such a solicitation); or

(4) Become a participant in any election contest with respect to the Companies or a nominee to or member of their board of directors or the board of directors of any affiliate or subsidiary of the Companies or any of their affiliates or subsidiaries; or

(5) Seek to influence any person with respect to the voting or disposition of any voting securities of the Companies or any of their affiliates or subsidiaries; or

(6) Demand a copy of the list of stockholders or other books and records of the Companies or any of their subsidiaries or affiliates; or
(7) Participate in or encourage the formation of any partnership, syndicate, or other group that owns or seeks or offers to acquire beneficial ownership of any voting securities of the Companies or any of their affiliates or subsidiaries or that seeks to affect control of the Companies or any of their affiliates or subsidiaries or for the purpose of circumventing any provision of this Agreement; or

(8) Propose or support any director or slate of directors for nomination, appointment, or election to the board of directors of the Companies or any of their affiliates or subsidiaries (it being understood that the mere execution of a proxy or written shareholder consent for his own securities beneficially owned shall not be treated as constituting such support); or

(9) Otherwise act to seek or to offer to control or influence, in any manner, the management, the board of directors, or the policies of the Companies or any of their affiliates or subsidiaries; or

(10) Seek to amend or change this provision.

(e) Injunctive relief. The Executive acknowledges that the Companies will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Executive breaches any of his obligations under this section. Accordingly, the Executive agrees that the Companies will be entitled, at the Companies option, to injunctive relief against any breach or prospective breach by the Executive of the Executive's obligations under this section, in addition to monetary damages and any other remedies available at law or in equity.

(f) Material Inducements. The restrictive covenants and other provisions in this section are material inducements to the Companies entering into and performing this Agreement. Accordingly, in the event of any breach of the provisions of this section by the Executive, in addition to all other remedies at law or in equity possessed by the Companies, (i) the Companies shall have the right to terminate and not pay any amounts payable to the Executive under this Agreement, (ii) any options held by the Executive, however acquired, to purchase stock of the Companies or any of their affiliates or subsidiaries that are unexercised shall be immediately forfeited and returned to the Companies, and (iii) the Executive shall immediately account to the Companies and return to the Companies an amount in cash equal to all profits or benefits obtained or realized by the Executive by virtue of the ownership or disposition of any such options.

7. Indemnification and Liability Insurance. If the Executive is or during the term of this Agreement becomes a director of or holds a corporate office with the Companies:

(a) Indemnification. The Companies shall indemnify and hold the Executive harmless, to the fullest extent legally permitted by
              Section 78.751 of the Nevada Corporation Code (as amended and in effect from time to time) against any and all expenses, liabilities, and losses (including without limitation, reasonable attorneys fees and disbursements of counsel reasonably satisfactory to the Companies), incurred or suffered by him in connection with his service as a director or officer of the Companies under this Agreement, in each case, except to the extent of the Executive's intentional misconduct, fraud, or knowing violation of law.

(b) Insurance. The Companies shall maintain, for the benefit of the Executive, a directors and officers liability insurance policy insuring the Executive's service as a director or officer or both of the Companies (or any affiliate or subsidiary of the Companies) during the term of this Agreement in accordance with their customary practices as in effect from time to time. The parties acknowledge and agree that the policy may cover other officers and directors of the Companies in addition to the Executive.

8. Licenses and approvals. This Agreement is contingent on any necessary approvals and licenses from any regulatory authorities having jurisdiction over the parties or the subject matter of this Agreement. Each party shall promptly apply to the appropriate regulatory authorities for any licenses and approvals necessary for that party to perform under this Agreement, shall diligently pursue its applications and pay all associated costs and fees, and shall otherwise cooperate with any requests, inquiries, or investigations of any regulatory authorities or law enforcement agencies in connection with the Companies, their affiliates, or this Agreement. If any license or approval necessary for either party to perform under this Agreement is denied, suspended, or revoked, this Agreement shall be void, provided, however, that if the denial, suspension, or revocation affects performance of the Agreement in part only, the parties may by mutual agreement continue to perform under this Agreement to the extent it is unaffected by the denial, suspension, or revocation.
9. Compliance program. The parties acknowledge that Alliance, as a company that operates and as the parent of companies that operate under privileged licenses in a highly regulated industry, maintains a compliance program to protect and preserve the name, reputation, integrity, and good will of Alliance and its subsidiaries and affiliates through a thorough review and determination of the integrity and fitness, both initially and thereafter, of any person or company that performs work for those companies or with which those companies are otherwise associated, and to monitor compliance with the requirements established by gaming regulatory authorities in various jurisdictions around the world. This Agreement and the association of the Companies and their affiliates with the Executive are contingent on the continued approval of Alliance and its compliance committee under the Alliance compliance program. The parties shall cooperate with Alliance and its compliance committee as reasonably requested by Alliance or the committee and shall provide the committee with such information as it may request. If Alliance, acting on the recommendation of the committee, withdraws its approval of this Agreement or one or more of the other parties, then this Agreement shall be void and neither party shall have any rights thereunder.

10.      General Provisions.

(a) Further assurances. Each party shall execute all documents and take all other actions necessary to effect the provisions and purposes of this Agreement.

(b) Entire agreement. This Agreement contains the entire agreement between the parties and supersedes all other oral and written agreements previously entered into by the parties concerning the same subject matter.

(c) Modification, rescission, and assignment. This Agreement may be modified or rescinded only with the written consent of both parties. Neither this Agreement nor any right or interest under this Agreement shall be assignable by either party without the written consent of the other, provided, that (i) if the Executive dies during the term of this Agreement, the Executive's estate and his heirs, executors, administrators, legatees, and distributees shall have the rights and obligations as provided in this Agreement, and (ii) nothing contained in this Agreement shall limit or restrict the Companies ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether either of the Companies is the surviving entity (including a split up, spin off, or similar type transaction), provided that one or more of such surviving entities continues to be bound by the provisions of this Agreement now binding on the Companies.

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(d)           Severability. If any provision is unenforceable for any reason, it shall be deemed stricken from the Agreement but shall not otherwise affect the intention of the parties or the remaining provisions of the Agreement.

(e) Binding effect. This Agreement shall bind and inure to the benefit of each of the parties and their respective heirs, successors, administrators, executors, and assigns.

(f) No third party benefits. This Agreement is for the benefit of the parties and their permitted successors and assigns. The parties intend neither to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto, nor that any such third party shall have any rights under this Agreement.

(g) Indulgence. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

(h) Notices. All notices required by this Agreement must be in writing and must be delivered, mailed, or telecopied to the addresses given above or such other addresses as the parties may designate in writing.

(i) Counterparts; facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies so signed will constitute originally signed copies of the same consent requiring no further execution.

(j) Captions; construction; drafting ambiguities. The captions in this Agreement are for convenience only and shall not be used in interpreting it. In interpreting this Agreement any change in gender or number shall be made as appropriate to fit the context. Each party has reviewed and revised this Agreement with independent counsel or has had the opportunity to do so. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

(k) Acknowledgment of Executive's service. The Companies and Alliance acknowledge that the Executive has been employed by the Companies or their affiliates or predecessors continuously since April 1970.

11. Conditions precedent. This Agreement is subject to approval by the Companies board of directors and shall be of no force and effect until that approval is given and is evidenced by a written resolution of the board. This Agreement is further subject to the Companies receipt of the Executive's written resignation as co-managing director of Bally Wulff and from all other offices and positions held in the Companies and any of their subsidiaries, except offices and positions to which the Executive is appointed under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

ALLIANCE GAMING CORPORATION


By:
              Morris Goldstein, President                          Hans Kloss

ALLIANCE AUTOMATEN GmbH & CO. KG


By:

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